Exhibit 99.1
First Potomac Realty Trust Announces Launch of
Series A Cumulative Redeemable Perpetual Preferred Share Offering
BETHESDA, Md. — (BUSINESS WIRE) — First Potomac Realty Trust (NYSE: FPO) (“First Potomac”) today announced it has commenced an underwritten public offering of its Series A Cumulative Redeemable Perpetual Preferred Shares (the “Series A Preferred Shares”) pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. First Potomac also expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the Series A Preferred Shares initially sold to the public to cover overallotments, if any. First Potomac intends to file an application to list the Series A Preferred Shares on the New York Stock Exchange.
The sole book-running manager for this offering is Wells Fargo Securities, LLC.
First Potomac expects to use the net proceeds of this offering to repay a portion of the balance outstanding under its unsecured revolving credit facility, to fund the acquisition of properties, and for working capital and general corporate purposes.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any preferred shares, nor shall there be any sale of such preferred shares in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state. The offering will be made only by means of a prospectus supplement and the accompanying prospectus, copies of which, when available, may be obtained by contacting Wells Fargo Securities, LLC, Attention: Syndicate Operations, 1525 West W.T. Harris Blvd., NC0675, Charlotte, North Carolina 28262 (e-mail: prospectus.specialrequests@wachovia.com or telephone: 800-326-5897).
About First Potomac Realty Trust
Headquartered in Bethesda, Md., First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office and industrial properties in the greater Washington, D.C. region. The Company’s portfolio totals approximately 13 million square feet. The Company’s largest tenant is the U.S. Government, which along with government contractors, accounts for more than 20 percent of the Company’s revenue.
First Potomac Realty Trust’s press releases are available by contacting the Company at (301) 986-9200.
Forward Looking Statements
The forward-looking statements contained in this press release are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents, or at all (including in connection with tenant bankruptcies and the resulting vacated space); changes in interest rates; increases in operating costs; the Company's ability to complete acquisitions on acceptable terms and successfully integrate such acquisitions into the Company’s portfolio; the Company’s ability to manage its current debt levels (including the ability to service mortgage debt at properties with significant vacancies caused by tenant bankruptcies or otherwise) and repay or refinance its indebtedness upon maturity or other required payment dates; the Company’s ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying the Company’s expected rates of return on acquisitions and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.